Exhibit 10.10

AMENDMENT TO PROMISSORY NOTE

DATE OF NOTE:	September 7, 2011

MAKER:	RICHFIELD OIL & GAS COMPANY

HOLDER:	MACKOV INVESTMENTS LIMITED

PRINCIPAL AMOUNT:	$89,500

INTEREST:	2.0% per month beginning September 29, 2011

DUE DATE:	September 29, 2011

In exchange for an additional loan of $11,500 (including a fee equal to $1,000) made on or about September 14, 2011, the parties hereby agree that the Note shall be amended as follows:

PRINCIPAL AMOUNT:	$101,000

DUE DATE:	January 31, 2012

Except as amended hereby the Note shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have set their hands, effective as of September 28, 2011.

HOLDER:		MAKER:
MACKOV INVESTMENTS LIMITED		RICHFIELD OIL & GAS COMPANY

By:	/s/ Glenn MacNeil	By:	/s/ J. David Gowdy
	Glenn MacNeil		J. David Gowdy, President & CEO